EX-99.PROXYPOL

                           HOW THE FUNDS VOTE PROXIES


The Funds' Investment Adviser votes proxies on behalf of the Funds pursuant to written Proxy Policy Guidelines and Procedures ("Proxy Guidelines") adopted by the Funds. A summary of the Proxy Guidelines is provided below. To obtain information on how your Fund's securities were voted, please contact your account representative at 1-800-551-8043.

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                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                              PROXY VOTING SUMMARY
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                                REVISED 10/10/03

Nicholas-Applegate Capital Management takes seriously the responsibility of voting proxies on behalf of our clients. Our policies and procedures are designed to meet all applicable fiduciary standards and to protect the rights and enhance the economic welfare of those to whom we owe a fiduciary duty.

A Proxy Committee, including executive, investment, sales, marketing, compliance and operations personnel, is responsible for establishing our policies and procedures. The Committee reviews these policies and procedures on a regular basis and makes such changes as it believes are necessary. Our guidelines and voting actions are to a large extent aligned with the voting recommendations of Institutional Shareholder Services ("ISS"), a third-party proxy voting service to which we subscribe.

We review all proxies for which we have voting responsibility, and vote all proxies according to our written guidelines, taking into account ISS recommendations and/or investment team input. Our guidelines address such general areas as elections of directors and auditors, corporate defenses, corporate governance, mergers and acquisitions, corporate restructuring, state of incorporation, proxy contest issues, executive compensation, employee considerations and social issue proposals.

The guidelines contained herein reflect our normal voting position on certain issues, and will not apply in every situation. The guidelines are intended to generally cover both U.S. and international proxy voting, although due to country differences and requirements, international proxy voting may differ depending on individual facts and circumstances. Some issues require a case-by-case analysis prior to voting and, in those situations, input from our investment team will normally be solicited. Even when our guidelines specify how we normally vote on particular issues, we may change the vote if it is reasonably determined to be in our clients best interest. In addition, on client request, we may vote proxies for that client in a particular manner overall, such as union or labor sensitive.

To ensure that voting responsibilities are met, the Committee has established operational procedures to have client proxies reconciled against client holdings. The procedures are also intended to ensure that proxies are voted consistent with voting guidelines, that the best proxy analysis is used for each issue, and all votes are recorded

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and justified. Any variance from stated policy is carefully noted, including the reason for the variance.

We maintain proxy voting records for all accounts and make these records available to clients at their request.


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                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                             PROXY VOTING GUIDELINES
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                                REVISED 10/10/03

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I       EXTERNAL AUDITOR
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A.      AUDITORS

VOTE FOR proposals to ratify auditors, unless there is a reason to believe the auditing firm has a financial interest in or association with the company and is, therefore, not independent; or there is reason to believe the auditor has rendered an opinion that is neither accurate nor indicative of the company's financial position.


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II      BOARD OF DIRECTORS
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A.      DIRECTOR NOMINEES

        Votes on director nominees are normally voted in accordance with ISS analysis and recommendation on each individual proposal. Evaluations are based on the following criteria (and any others that may be deemed relevant by ISS or Nicholas-Applegate):

                o Long term corporate performance record based on increases in shareholder wealth, earnings, financial strength

                o   Executive Compensation

                o   Director Compensation

                o   Corporate Governance Provisions and Takeover Activity

                o   Criminal Activity

                o   Investment in the Company

                o   Interlocking Directorships

                o   Inside, Outside, and Independent Directors

                o   Board Composition

                o   Number of Other Board Seats

                o   Any problems or issues that arose on Other Board assignments

                o   Support of majority-supported shareholder proposals.

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B.      DIRECTOR INDEMNIFICATION AND LIABILITY PROTECTION

        1. Proposals concerning director and officer indemnification and liability protection are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

        2. VOTE AGAINST proposals to limit or eliminate entirely the liability for monetary damages of directors and officers for violating the duty of care.

        3. VOTE AGAINST indemnification proposals that would expand coverage beyond just legal expenses to acts like negligence, that are more serious violations of fiduciary obligation than mere carelessness.

        4. VOTE FOR only those proposals providing such expanded coverage on cases when a director's or officer's legal defense was unsuccessful if: (i) the director was found to have acted in good faith and in a manner that he reasonably believed was in the best interest of the company, and (ii) if only the director's legal expenses would be covered.

C.      DIRECTOR DUTIES AND STAKEHOLDER LAWS

        VOTE AGAINST management or shareholder proposals to allow the board of directors to consider the interests of "stakeholders" or "non-shareholder constituents," unless these proposals make it clear that these interests are to be considered in the context of the prevailing commitment to shareholders.

D.      DIRECTOR NOMINATIONS

        VOTE FOR shareholder proposals asking that management allow large shareholders equal access to management's proxy to discuss and evaluate management's director nominees, and/or to nominate and discuss shareholder nominees to the board.

E.      INSIDE VERSUS INDEPENDENT DIRECTORS

        1. Shareholder proposals asking that boards be comprised of a majority of independent directors are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

        2. VOTE FOR shareholder proposals asking that board audit, compensation and/or nominating committees be comprised exclusively of independent directors.

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F.      STOCK OWNERSHIP REQUIREMENTS

        VOTE AGAINST shareholder proposals requiring directors to own a minimum amount of company stock in order to qualify as a director, or to remain on the board.

G.      TERM OF OFFICE

        VOTE AGAINST proposals to limit the tenure of outside directors.


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III     PROXY CONTESTS AND CORPORATE DEFENSES
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A.      PROXY CONTESTS FOR BOARD SEATS

        All votes in a contested election of directors are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

B.      CLASSIFIED BOARDS

        1.      VOTE AGAINST proposals to classify the board.

        2. VOTE FOR proposals to repeal a classified board, and to elect all directors annually.

C.      CUMULATIVE VOTING

        1. VOTE FOR proposals to permit cumulative voting in the election of directors.

        2. VOTE AGAINST proposals to eliminate cumulative voting in the election of directors.

D.      DIRECTOR NOMINATIONS

        VOTE AGAINST management proposals to limit shareholders' ability to nominate directors.

E.      SHAREHOLDERS' RIGHT TO CALL SPECIAL MEETINGS

        1. VOTE AGAINST management proposals to restrict or prohibit shareholders' ability to call special meetings.

        2. VOTE FOR shareholder proposals that remove restrictions on the right of shareholders to act independently of management.

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F.      SHAREHOLDER ACTION BY WRITTEN CONSENT

        1. VOTE AGAINST management proposals to restrict or prohibit shareholders' ability to take action by written consent.

        2. VOTE FOR shareholder proposals to allow or make easier shareholder action by written consent.

G.      SIZE OF THE BOARD

        1.      VOTE FOR proposals that seek to fix the size of the Board.

        2. VOTE AGAINST management proposals that give management the ability to alter the size of the Board without shareholder approval.

H.      SHAREHOLDERS' ABILITY TO REMOVE DIRECTORS

        1. VOTE AGAINST proposals that state directors may be removed only for cause.

        2. VOTE FOR proposals to restore shareholder ability to remove directors with or without cause.

        3. VOTE AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

        4. VOTE FOR proposals that permit shareholders to elect directors to fill board vacancies.


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IV      TENDER  OFFERS AND CORPORATE DEFENSES
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A.      FAIR PRICE PROVISIONS

        1. VOTE FOR management proposals to adopt a fair price provision, as long as the shareholder vote requirement imbedded in the provision is no more than a majority of the disinterested shares.

        2. VOTE FOR shareholder proposals to lower the shareholder vote requirements imbedded in existing fair price provisions.

B.      GREENMAIL

        1. VOTE FOR proposals to adopt anti-greenmail charter or bylaw amendments or otherwise restrict a company's ability to make greenmail payments.


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


        2. Vote in accordance with ISS analysis and recommendation on each individual proposal regarding anti-greenmail proposals when they are bundled with other charter or bylaw amendments.

        3. Vote on a CASE-BY-CASE basis regarding restructuring plans that involve the payment of pale greenmail.

C.      POISON PILLS

        1. VOTE FOR shareholder proposals asking that a company submit its poison pill for shareholder ratification.

        2. Shareholder proposals to redeem a company's poison pill are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

        3. Management proposals to ratify a poison pill are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

D.      STAKEHOLDER PROVISIONS

         VOTE AGAINST management proposals allowing the board to consider stakeholders' (outside constituencies') interests when faced with a tender offer.

E.      SUPER-MAJORITY VOTE REQUIREMENT TO APPROVE MERGERS

        1. VOTE FOR shareholder proposals to lower super-majority vote requirements for mergers and other business combinations.

        2. VOTE AGAINST management proposals to require a super-majority shareholders' vote to approve mergers and other significant business combinations.

F.      SUPER-MAJORITY SHAREHOLDER VOTE REQUIREMENTS TO AMEND CHARTER OR BYLAWS

        1. VOTE FOR shareholder proposals to lower super-majority vote requirements to amend any bylaw or charter provision.

        2. VOTE AGAINST management proposals to require a super-majority vote to amend any bylaw or charter provision.


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G.      UNEQUAL VOTING RIGHTS

        VOTE AGAINST proposals for dual class exchange offers and dual class recapitalizations.

H.      EXISTING DUAL CLASS COMPANIES

        1. VOTE FOR shareholder proposals asking that a company report to shareholders on the financial impact of its dual class voting structure.

        2. VOTE FOR shareholder proposals asking that a company submit its dual class voting structure for shareholder ratification.

I.      WHITE SQUIRE PLACEMENTS

        VOTE FOR shareholder proposals to require approval of blank check preferred stock issues for other than general corporation purposes. (e.g. raising capital or making acquisitions in the normal course of business).


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V       MISCELLANEOUS CORPORATE GOVERNANCE PROVISIONS
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A.      ABSTENTION VOTES

         VOTE FOR shareholder proposals recommending that votes to "abstain" not be considered votes "cast" at an annual or special meeting, unless that consideration is required by state law.

B.      ANNUAL MEETINGS

        1. VOTE AGAINST management proposals asking for authority to vote at the meeting for "other matters".

        2. VOTE AGAINST shareholder proposals to rotate the time or place of annual meetings.

C.      CONFIDENTIAL VOTING AND INDEPENDENT TABULATION AND INSPECTIONS

        VOTE FOR proposals to adopt a policy that comprises both confidential voting and the use of independent vote tabulators of elections.


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


D.      EQUAL ACCESS

        VOTE FOR shareholder proposals to allow significant company shareholders equal access to management's proxy material in order to evaluate and propose voting recommendations on proxy proposals and director nominees, and/or to nominate their own candidates to the board.

E.      BUNDLED PROPOSALS

        Bundled or "conditioned" proxy proposals are normally voted in accordance with ISS analysis and recommendation on each individual proposal. (e.g., management proposals to provide shareholders a special dividend that are bundled with other charter or bylaw changes).

F.      SHAREHOLDER ADVISORY COMMITTEE

        1. Shareholder proposals to establish shareholder advisory committees are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

        2. Decisions on whether or not to join a shareholder advisory committee are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

G.      DISCLOSURE PROPOSALS

        Shareholder proposals requesting fuller disclosure of company policies, plans or business practices are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

H.      CONFLICT OF INTEREST

        When facing conflicts between our interests and the interests of our clients, Nicholas-Applegate will always act in the best interests of its clients. In proxy voting matters, conflicts of interest can arise in many ways. For example, a proxy issue could arise for one of our public clients that we also own in one or more client accounts. Or, a potential client battling a contentious shareholder proposal may ask for our vote in exchange for granting us an investment mandate. In these cases and other potential conflict scenarios, Nicholas-Applegate must exercise caution to ensure our clients' interests are not compromised.

        We believe a reasonable process to screen for potential conflicts that could influence our proxy voting is as follows:

                (i) identify any situation where we DO NOT intend to vote in accordance with our normal policy on any issue;

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


                (ii) determine who is directing (portfolio manager, client, etc) us to vote contrary to our normal policy;

                (iii) review and analyze for potential conflict issues (e.g., may require PM to disclose any relationship with the issuer via a written questionnaire);

                (iv) Proxy Committee to review request to vote contrary to policy, and potential conflict if any, prior to voting, and will make final decision.

                (v) pursuant to the request of the Board of Trustees of the Nicholas-Applegate Institutional Funds, NACM will report to the Board any conflict of interest matter and how the Committee resolved it.

        The Proxy Committee will be responsible for implementing and following the above process, and has the flexibility to use its reasonable judgment in determining which steps are necessary under each set of circumstances.


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VI      CAPITAL STRUCTURE
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A.      COMMON STOCK AUTHORIZATION

        1. Proposals to increase the number of shares of common stock the board is authorized to issue are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

        2. Proposals to increase the number of shares of common stock authorized for issue are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

        3. VOTE AGAINST proposed common share authorizations that increase existing authorization by more than 100 percent unless a clear need for the excess shares is presented by the company.

B.      STOCK DISTRIBUTIONS: SPLITS AND DIVIDENDS

        VOTE FOR management proposals to increase common share authorization for a stock split, provided that the increase in authorized shares following the split is not greater than 100 percent of existing authorized shares.

C.      REVERSE STOCK SPLITS

        VOTE FOR management proposals to implement a reverse stock split that also reduce the number of authorized common shares to a level that does not represent an increase of more than 100 percent of existing authorized common shares.

D.      BLANK CHECK PREFERRED STOCK

        1. VOTE AGAINST management proposals authorizing the creation of new classes of preferred stock which have unspecified rights including voting, conversion or dividend distribution rights.

        2. Management proposals to increase the number of authorized blank check preferred shares are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

        3. VOTE FOR shareholder proposals asking that any placement of blank check preferred stock be first approved by shareholders, unless the placement is for ordinary business purposes.

        4. VOTE FOR proposals to create "blank check" preferred stock in cases when the company expressly states that the stock will not be used as a takeover defense or carry superior voting rights.


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E.      ADJUSTMENTS TO PAR VALUE OF COMMON STOCK

        VOTE FOR management proposals to reduce the par value of common stock.

F.      PREEMPTIVE RIGHTS

        Proposals to provide shareholders with preemptive rights are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

G.      DEBT RESTRUCTURING

        Proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

H.      SHARE REPURCHASE PROGRAMS

        VOTE FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.


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VII     EXECUTIVE COMPENSATION/EMPLOYEE CONSIDERATION
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A.      INCENTIVE PLANS

         All proposals on incentive compensation plans (including option plans) for executives and directors are normally voted in accordance with ISS analysis and recommendation on each individual proposal. The evaluation is based on the following criteria (and any other that may be deemed relevant by ISS or Nicholas-Applegate):

                o   Necessity

                o   Reasonableness Test

                o   Participation

                o   Dilution

                o   Shares Available

                o   Exercise and Payment Terms

                o   Change-in-Control Provisions

                o   Types of Awards

                o   Company specific dilution cap calculated

                o Present Value of all incentives, derivative awards, cash/bonus compensation

                o Shareholder wealth transfer (dollar amount of shareholders' equity paid it's executives)


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


                o Voting power dilution - Potential percent reduction in relative voting power

                o   Criteria for awarding grants

                o   Process for determining pay levels

B.      SHAREHOLDER PROPOSALS TO LIMIT EXECUTIVE AND DIRECTOR COMPENSATION

        1. Generally, VOTE FOR shareholder proposals that seek additional disclosure of executive and director compensation information.

        2. All other shareholder proposals that seek to limit executive and director compensation are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

C.      GOLDEN PARACHUTES

        1. VOTE FOR shareholder proposals to have golden and tin parachutes submitted for shareholder ratification.

        2. Proposals to ratify or cancel golden or tin parachutes are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

D.      EMPLOYEE STOCK OWNERSHIP PLANS (ESOP)

        1. VOTE FOR proposals requesting shareholder approval to implement Employee Stock Ownership Plans, or increase authorized shares for existing Employee Stock Ownership Plans except when the number of shares allocated to the ESOP is excessive (i.e. greater than 5% of outstanding shares).

        2. Votes directly pertaining to the approval of an ESOP or a leveraged ESOP are normally voted in accordance with ISS analysis and recommendation on each individual proposal. Our evaluation is based on the following criteria (and any other that may be deemed relevant):

                o   Reasonableness Test
                o   Participation
                o   Administration
                o   Shares Available
                o   Exercise and Payment Terms
                o   Change-in-Control Provisions
                o   Types of Awards
                o   Dilution

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E.      401(K) EMPLOYEE BENEFIT PLANS

        VOTE FOR proposals to implement a 401(k) savings plan for employees.

F.      DISCOUNTED OPTIONS/RESTRICTED STOCK

        VOTE AGAINST discounted options and restricted stock without performance criteria (except restricted stock in U.S.-style stock option plans, which are normally voted in accordance with ISS analysis and recommendation on each individual proposal.)

G.      PENSION FUND CREDITS

        VOTE FOR proposals that EXCLUDE pension fund credits from earnings when calculating executive compensation. In addition, VOTE AGAINST proposals that INCLUDE pension fund credits in earnings when calculating executive compensation.


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VIII    STATE OF INCORPORATION
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A.      RE-INCORPORATION PROPOSALS

        Proposals to change a corporation's state of incorporation are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

B.      STATE TAKEOVER STATUTES

        Proposals to opt in or opt out of state takeover statutes are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

C.      STATE FAIR PRICE PROVISIONS

        Proposals to opt out of S.F.P's are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

D.      STAKEHOLDER LAWS

        VOTE FOR proposals to opt out of stakeholder laws (allowing directors to weigh the interest of constituencies other than shareholders in the process of corporate decision making).

E.      DISGORGEMENT PROVISIONS

        Proposals to opt out of disgorgement provisions are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

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


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IX      MERGERS AND CORPORATE RESTRUCTURINGS
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A.      MERGERS AND ACQUISITIONS

        Votes on mergers and acquisitions are normally voted in accordance with ISS analysis and recommendation on each individual proposal. The voting decision depends on a number of factors, including:

                o   Anticipated financial and operating benefits
                o   Offer price (cost vs. premium)
                o   Prospects of the combined companies
                o   How the deal was negotiated
                o Changes in corporate governance and their impact on shareholder rights
                o   Other pertinent factors discussed below.

B.      CORPORATE RESTRUCTURINGS

        Votes on corporate restructuring proposals, including minority squeezeouts, leveraged buyouts, spin-offs, liquidations and asset sales, are normally voted in accordance with ISS analysis and recommendation on each individual proposal.

C.      SPIN-OFFS

        Votes on spin-offs are normally voted in accordance with ISS analysis and recommendation on each individual proposal, considering

                o   The tax and regulatory advantages
                o   Planned use of the sale proceeds
                o   Market focus
                o   Managerial incentives.


D.      ASSET SALES

        Votes on asset sales are normally voted in accordance with ISS analysis and recommendation on each individual proposal, considering

                o   The impact on the balance sheet/working capital
                o   The value received for the asset
                o   The potential elimination of diseconomies.

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E.      LIQUIDATIONS

        Votes on liquidations normally voted in accordance with ISS analysis and recommendation on each individual proposal, after reviewing

                o   Management's efforts to pursue other alternatives
                o   The appraisal value of the assets
                o The compensation plan for executives managing the liquidation.

F.      RIGHTS OF APPRAISAL

        VOTE FOR shareholder proposals to provide rights of appraisal to dissenting shareholders.

G.      CHANGING CORPORATE NAME

        VOTE FOR changing the corporate name.

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X       SOCIAL ISSUES PROPOSALS
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A.      SOCIAL ISSUES PROPOSALS

        Vote to ABSTAIN on social issue proposals, unless the proposal is likely to affect shareholder value. If so, the issue is normally voted in accordance with ISS analysis and recommendation on each individual proposal, which is based on expected effect on shareholder value, and then voted accordingly.

        Generally, VOTE FOR disclosure reports that seek additional information.

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XI      PROXIES NOT VOTED
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A.      SHARES OUT ON LOAN

        Proxies are not available to be voted when shares are out on loan through client securities lending programs with their custodians.

B.      SHARE-BLOCKING

        Proxies are not voted for countries with "share-blocking", generally, voting would restrict ability to sell shares. A list of countries with "share-blocking" is available upon request.

C.      OTHER

        There may be circumstances, such as costs or other factors, where Nicholas-Applegate would in its reasonable discretion refrain from voting proxy shares.


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